EXHIBIT 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

Dated as of March 31, 2011

among

JARDEN CORPORATION

as a Grantor

and

Each Other Grantor

From Time to Time Party Hereto

and

BARCLAYS BANK PLC,

as Administrative Agent

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	[Intentionally Deleted]
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims
Schedule 7	Material Brands

iii

PLEDGE AND SECURITY AGREEMENT, dated as of March 31, 2011, among JARDEN CORPORATION, a Delaware corporation (the “US Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of BARCLAYS BANK PLC, as administrative agent and collateral agent in such capacities, together with any successor in such capacities, (the “Administrative Agent”) for the Secured Parties, (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of March 31, 2011 (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Jarden Lux Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.067, having a share capital of EUR 35,000, Jarden Lux S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.079, having a share capital of EUR 17,500 and Jarden Lux Finco S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 152.080, having a share capital of EUR 12,500 (collectively, the “Luxembourg Borrower” and, together with the US Borrower, the “Borrowers”), the Lenders and L/C Issuers party thereto, and the Administrative Agent, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Grantors are party to the Guaranty pursuant to which, all of the Grantors have guaranteed the Obligations (as defined in the Credit Agreement) of the Luxembourg Borrower and the Grantors other than the US Borrower have guaranteed the Obligations of the US Borrower; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent as follows:

ARTICLE I DEFINED TERMS

Section 1.1 Definitions

(a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

(b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC and, if defined in more than one article of the UCC, have the meaning given in Article 9 thereof, including the following terms (which are capitalized herein):

“Account Debtor”

“Account”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claim”

“Commodity Account”

“Deposit Account”

“Documents”

“Entitlement Holder”

“Entitlement Order”

“Equipment”

“Financial Asset”

“General Intangible”

“Goods”

“Instruments”

“Inventory”

“Investment Property”

“Letter-of-Credit Right”

“Money”

“Proceeds”

“Securities Account”

“Security”

“Security Entitlement”

(c) The following terms shall have the following meanings:

“Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.

“Agreement” means this Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“A/R Securitization Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of August 26, 2006, between Canadian Imperial Bank of

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Commerce (predecessor agent to Barclays) and SunTrust Capital Markets, Inc., as amended, restated, modified, or supplemented from time to time (and under which the Administrative Agent is the Lender Agent thereunder).

“Collateral” has the meaning specified in Section 2.1 (Collateral).

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or group of countries or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Excluded Additional Accounts” means Accounts that are (i) specifically and exclusively used for disbursement of payroll, payroll taxes, other payroll items, and other employee wages and benefits (including, without limitation, workers’ compensation and retirement and savings plans), or (ii) established and maintained solely to meet capitalization requirements for captive insurance Subsidiaries of the US Borrower.

“Excluded Factoring Accounts” means Accounts that (x) have been or may be sold, assigned or transferred by a Grantor to a Factoring Company or (y) Accounts in respect of which the applicable Grantor has granted or may grant a Lien to a Factoring Company, in each case, pursuant to a Factoring Arrangement, in each case, that is permitted under the Credit Agreement.

“Excluded Equity” means (i) any Securities issued and held by the US Borrower as treasury securities, (ii) any Voting Stock of a non-U.S. Person in excess of 65% of the total outstanding Voting Stock of such Non-U.S. Person, (iii) solely to the extent that any Domestic Person that is an International Holding Company or a “disregarded entity” for purposes of the Code (each International Holding Company or “disregarded entity”, a “Specified Entity”) owns the Equity Securities of any Non-U.S. Person, (x) any Voting Stock of such Specified Entity in excess of 65% of the total outstanding Voting Stock of such Specified Entity and (y) all of the Voting Stock that such Specified Entity owns in its Subsidiaries that are Non-U.S. Persons, (iv) any Equity Securities to the extent the pledge thereof would be prohibited by (I) any applicable Law (including applicable Gaming Laws) or (II) only with respect to an entity of which an aggregate of fifty percent (50%) or less of the Equity Securities is at the time owned or controlled by a Grantor, Contractual Obligations (only to the extent such prohibition is applicable and not rendered ineffective and such Contractual Obligation (if applicable) was entered into in the ordinary course of business in good faith by the applicable Grantor and not in contemplation of circumventing such Grantor’s obligations under the Loan Documents) and provided that, with respect to any prohibition described in clause (II), such Grantor shall use commercially reasonable efforts to prevent or eliminate any such prohibition on such pledge, and (v) with respect to Stock and Stock Equivalents in any Person that is not, directly or indirectly, wholly-owned by the US Borrower, such Stock and Stock Equivalents that the Administrative Agent

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

shall determine, in its sole discretion, that the time, difficulty and/or cost of perfecting such security interests (including the costs of obtaining necessary consents and approvals from other holders of equity interest in such Persons) or other consequences (including any material adverse tax consequences) outweigh the collateral value thereof. For purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) Specified I/P Licensed Property, (iii) any permit, lease (other than the Coleman IRB Leases), license (including any Specified I/P License Agreement), contract, instrument or other agreement held by any Grantor that (x) prohibits, or requires the consent of any Person other than the US Borrower and its Subsidiaries as a condition to, the creation by such Grantor of a Lien thereon or transfer thereof or any other Disposition thereof that may be effected hereby or (y) under which the creation by such Grantor of a Lien thereon or transfer thereof or any other Disposition thereof that may be effected hereby constitutes a default or breach, or result in the termination, thereof, (iv) any permit, lease, license (including any Specified I/P License Agreement), contract or other agreement held by any Grantor to the extent that any Law applicable thereto prohibits, or requires a consent of any Governmental Authority prior to, the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition, consent requirement or other restriction is not terminated or rendered unenforceable or otherwise deemed ineffective to prevent attachment of the security interest under the UCC or any other Law, (v) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the US Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment or if such contract or other agreement would be breached or give any party the right to terminate it as a result of the creation of such security interest or Lien, (vi) any slot machine or other property to the extent the grant of a Lien on such slot machine or other property is not permitted by, or is prohibited by, applicable Gaming Laws, or any interest in any slot machine issued by any Governmental Authority (including the Missouri Gaming Commission) to the extent the grant of a Lien on any such interest is not permitted by, or is prohibited by, applicable Gaming Laws, (vii) all Purchased Property, (viii) all Excluded Factoring Accounts to the extent the Disposition of such Excluded Factoring Accounts is permitted by the Credit Agreement, (ix) all Transferred Receivables or Securitization Assets or Proceeds thereof (until such time as the Receivables Contribution and Sale Agreement has terminated and all Receivables Obligations (other than contingent obligations as to which no unsatisfied claim has been asserted) have been fully paid), (x) all Excluded Additional Accounts, (xi) any United States intent-to-use trademark application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent that and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use trademark applications under applicable federal law, (xii) all Real Property, (xiii) all Vehicles, and (xiv) any other property with respect to which, in the sole judgment of Administrative Agent (confirmed in writing by notice to US Borrower), the time, difficulty and/or cost of or other consequences (including any material adverse tax consequences) of granting or perfecting a Lien on such property shall be excessive in view of the benefits to be obtained by the Secured Parties

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

therefrom; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any past, present or future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement” means each short form security agreement, substantially in the form of Annex 3 (Form of Short Form Intellectual Property Security Agreement), executed by the relevant Grantors and the Administrative Agent.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any of its Subsidiaries or another Grantor.

“LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).

“LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Material Brand” means, as of the date hereof, each of the brands set forth on Schedule 7 (Material Brands) hereto, and after the date hereof, each additional domestic brand that generates 3% or more of the consolidated annual sales of the US Borrower and its Subsidiaries, taken as a whole.

“Material Intellectual Property” means Intellectual Property (excluding Non-Material Domain Names) owned by or licensed to a Grantor that is material to the conduct of the business of the US Borrower and its Subsidiaries taken as a whole.

“Non-Material Domain Names” means those domain names registered to any Grantor that, in the aggregate for all such domain names, account for or are used in connection with less than 1% of the consolidated annual sales of the US Borrower and its Subsidiaries, taken as a whole.

“Non-Material Locations” means those leased or other third-party locations at which tangible personal property Collateral is located, where the value of all such Collateral at any such location does not exceed $10,000,000 and the aggregate value of all such Collateral in all such locations does not exceed $50,000,000.

“Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country or group of countries and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.

“Patent License” means all agreements providing for the grant by or to any Grantor of any right to use any Patent.

“Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral). For purposes of this Agreement, the term “Pledged Certificated Stock” shall not include any Excluded Equity.

“Pledged Collateral” means, collectively, the Pledged Stock, Pledged Notes, any other Investment Property of any Grantor (other than Investment Property whose value, in the aggregate, does not exceed $10,000,000), all Chattel Paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing.

“Pledged Notes” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor to the extent the outstanding principal amount of such notes exceeds $10,000,000 in the aggregate, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party. For purposes of this Agreement, the term “Pledged Uncertificated Stock” shall not include any Excluded Equity.

“Purchased Property” means (i) the Receivables and Related Assets of any Grantor now owned or hereafter existing that are sold, contributed, pledged or otherwise transferred or purported to be sold, contributed, pledged or otherwise transferred, in each instance, by such Grantor in connection with a Permitted Receivables Financing and (ii) each of the collection accounts of such Grantor into which proceeds of Receivables and Related Assets are deposited in connection with such Permitted Receivables Financing; provided, however, that the inclusion of each of such collection accounts as “Purchased Property” is not intended to, and

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

shall not, include cash collections and other cash proceeds deposited in such collection accounts that are not cash collections and proceeds related to such Receivables and Related Assets.

“Receivables Contribution and Sale Agreement” shall have the meaning set forth in the A/R Securitization Intercreditor Agreement.

“Receivables Obligations” shall have the meaning set forth in the A/R Securitization Intercreditor Agreement.

“Securitization Assets” shall have the meaning set forth in the A/R Securitization Intercreditor Agreement.

“Specified I/P License Agreement” means each license agreement entered into by a Grantor, as licensee, in the ordinary course of such Grantor’s business, pursuant to which such Grantor has agreed to refrain from granting a Lien or security interest on the Equipment and Inventory of such Grantor made or produced utilizing the Intellectual Property granted pursuant to such license agreement; provided that the aggregate value of all such Equipment and Inventory produced using such Intellectual Property shall not exceed $25,000,000.

“Specified I/P Licensed Property” means the Equipment and Inventory of a Grantor that is made or produced utilizing Intellectual Property licensed by such Grantor pursuant to the terms of a Specified I/P License Agreement; provided that the aggregate value of all such Equipment and Inventory produced using such Intellectual Property shall not exceed $25,000,000.

“Trademark License” means any agreement providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or group of countries or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Transferred Receivables” shall have the meaning set forth in the A/R Securitization Intercreditor Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of Law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms

(a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

(f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

(g) The term “including” means “including without limitation” except when used in the computation of time periods.

(h) The terms “Lender,” “L/C Issuer,” “Agents,” “Administrative Agent” and “Secured Party” include their respective successors.

(i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II GRANT OF SECURITY INTEREST

Section 2.1 Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts;

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

(d) all Documents;

(e) all Equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Inventory;

(i) all Investment Property;

(j) all Intellectual Property;

(k) all Letter-of-Credit Rights;

(l) all Money;

(m) all Vehicles;

(n) the Commercial Tort Claims described on Schedule 6(Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.9 (Notice of Commercial Tort Claims);

(o) all books and records pertaining to the other property described in this Section 2.1;

(p) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

(q) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and

(r) to the extent not otherwise included, all Proceeds of each of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date thereof to constitute Collateral (unless and until such property subsequently becomes Excluded Property again, in which case it would cease to be Collateral unless and until it again ceases to be Excluded Property).

Section 2.2 Grant of Security Interest in Collateral

Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Secured Obligations, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that any Lien granted in any Gaming Authorizations is subject to the Gaming Laws applicable to such Gaming Authorizations; provided, further, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and, subject to applicable Law, at all times from and after the date hereof be deemed to have had, a security interest in such property (unless and until such property subsequently becomes Excluded Property again, in which case the Administrative Agent shall cease to have a security interest in such property unless and until such property again ceases to be Excluded Property).

Section 2.3 Cash Collateral Accounts

The Administrative Agent has established a Deposit Account at Barclays Bank PLC, designated as “Barclays Bank PLC – Jarden Corporation Concentration Account”. Such Deposit Account shall be a Cash Collateral Account.

ARTICLE III REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and the Agents to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Agents, the Lenders, the L/C Issuers and the other Secured Parties:

Section 3.1 Title; No Other Liens

Except for the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the other Permitted Liens, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral (other than Collateral located at Non-Material Locations) in which a Lien is granted by it hereunder, and in the case of all Collateral owns such Collateral free and clear of any other Lien on the Closing Date.

Section 3.2 Perfection and Priority

The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC, or in which a security interest may be perfected by filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule that are required to be executed and delivered by a Grantor, have been delivered to the Administrative Agent in properly completed and duly executed or authenticated form), (ii) in the case of all Collateral consisting of Instruments and Certificated Securities to be pledged pursuant to the terms of this Agreement, the Administrative Agent taking possession of such Instruments and Certificated Securities in each case properly endorsed for transfer to the Administrative Agent or in blank and (iii) in the case of any

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Copyrights registered with the United States Copyright Office and for which the Grantors are required to provide a copyright security agreement or IP Security Agreement Supplement pursuant to Section 4.7 (i) and (j), all appropriate filings having been made with the United States Copyright Office with respect to such Copyrights. Upon taking the applicable action set forth in clauses (i), (ii), or (iii) above, such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien by operation of Law or otherwise as permitted under the Credit Agreement.

Section 3.3 Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and, if such Grantor is not a corporation or limited liability company organized under the laws of the United States of any State thereof, the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office).

Section 3.4 Inventory and Equipment

No Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder in a manner that could reasonably be expected to impair the Collateral in any material respect.

Section 3.5 Pledged Collateral

(a) The Pledged Stock owned by such Grantor on the date hereof and pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).

(b) All of the Pledged Stock (other than Pledged Stock in LLCs and Partnerships) issued by a Grantor or any Subsidiary of a Grantor has been duly authorized, validly issued and is fully paid and nonassessable except with respect to the Pledged Stock of as an issuer that is organized outside the United States for which such concepts or similar concepts are not applicable.

(c) All of the Pledged Stock issued by a Grantor or a Subsidiary of a Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law) and public policy.

(d) On the date hereof, all Pledged Collateral consisting of Certificated Securities or Instruments have been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral) and Section 6.14 (New Subsidiaries and Pledgors) of the Credit Agreement or are otherwise in the possession of Administrative Agent.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

(e) Other than Pledged Stock constituting General Intangibles and Pledged Collateral that is not required to be delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement, on the date hereof, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent.

Section 3.6 Accounts

No amount payable to such Grantor under or in connection with any Account (other than Excluded Factoring Accounts or Excluded Additional Accounts) is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.6 (Delivery of Instruments and Chattel Paper).

Section 3.7 Intellectual Property

(a) Schedule 5 (Intellectual Property) lists all (i) Material Intellectual Property owned by such Grantor on the date hereof that has been registered with the United States Patent and Trademark Office, the United States Copyright Office, or for which an application for registration is pending at such agencies (as set forth on Schedule 5(a)(i), the “Material Registered Intellectual Property”); (ii) all Material Intellectual Property consisting of Internet domain names owned by such Grantor on the date hereof; and (iii) all Material Intellectual Property comprising Patent Licenses, Trademark Licenses, Copyright Licenses and all other licenses to Intellectual Property to which such Grantor is a party. Such Grantor owns or has the right to use all Intellectual Property rights necessary to conduct its business, except to the extent a lack of ownership or right to use could not reasonably be expected to result in a Material Adverse Effect.

(b) On the date hereof, to the knowledge of a Responsible Officer of such Grantor, all registrations comprising Material Registered Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned.

(c) On the date hereof, to the knowledge of a Responsible Officer of such Grantor, no holding, decision or judgment has been rendered by any Governmental Authority that would in any material respect limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.

(d) On the date hereof, other than as set forth on Schedule 5(d) (Intellectual Property), no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of a Responsible Officer of such Grantor, threatened except as could not reasonably be expected to result in a Material Adverse Effect. On the date hereof, there are no claims, judgments or settlements in excess of the Threshold Amount to be paid by such Grantor relating to the Material Intellectual Property.

Section 3.8 Commercial Tort Claims

The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) as to which Grantor believes in good faith there exists the likely probability of recovery (including by way of settlement) of monetary relief in excess of $15,000,000, are those listed on Schedule 6 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

ARTICLE IV COVENANTS

Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification obligations not then due) and, in each case, unless the Required Lenders otherwise consent in writing:

Section 4.1 Generally

Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Permitted Liens, (b) not use or permit any material portion of the Collateral to be used in violation of any provision of this Agreement, any other Loan Document, any Law or any policy of insurance covering the Collateral, except as could not reasonably be expected to result in a Material Adverse Effect and (c) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral except as permitted under the Credit Agreement if such restriction could reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Maintenance of Perfected Security Interest; Further Documentation

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 (Grant of Security Interest in Collateral), and shall use commercially reasonable efforts to defend such security interest and such priority against the claims and demands of all Persons.

(b) Such Grantor shall furnish to the Administrative Agent from time to time statements, schedules or other reports further identifying and describing the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent; provided, that the Administrative Agent shall not request such information more than once during any fiscal year of the US Borrower unless an Event of Default shall have occurred and be continuing.

(c) Subject to the terms of the Credit Agreement (including Section 6.14 (New Subsidiaries and Pledgors), at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request to the extent reasonably necessary to obtain or preserve the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC in effect in any United States jurisdiction with respect to the security

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

interest created hereby and, to the extent required by this Agreement or the other Loan Documents, the execution and delivery of Intellectual Property Security Agreements.

(d) Notwithstanding any provision of this Agreement or any Loan Document, except upon the occurrence of and during the continuation of an Event of Default, (i) no control agreements shall be entered into by the Loan Parties, the Administrative Agent or any Lender, (ii) no perfection filings with the U.S. Copyright Office or the U.S. Patent and Trademark Office shall be executed, delivered or filed by the Loan Parties, the Administrative Agent or any Lender, except to the extent set forth in Section 4.7(i) or Section 4.7(j), and (iii) no delivery of Certificates, stock powers or other assignment instruments shall be required from the Loan Parties or their Affiliates with respect to Equity Securities issued by Immaterial Subsidiaries, Immaterial Foreign Subsidiaries or Immaterial Foreign Joint Ventures except as otherwise required by Section 6.14 of the Credit Agreement.

Section 4.3 Changes in Locations, Name, Etc.

Such Grantor shall not do any of the following:

(i) permit any Inventory that is located in the United States to be moved to a location in a foreign jurisdiction, except for Inventory (x) in transit, (y) moved in the ordinary course of business or (z) disposed of or transferred in accordance with a Disposition permitted by the terms of the Credit Agreement;

(ii) permit any Equipment that is located in the United States to be moved to a location in a foreign jurisdiction, except for Equipment (x) in transit, (y) moved in the ordinary course of business or (z) disposed of or transferred in accordance with a Disposition permitted by the terms of the Credit Agreement;

(iii) change its jurisdiction of organization or, if such Grantor is not a corporation or limited liability company organized under the laws of the United States of any State thereof, its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

(iv) change its legal name or any material trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading;

unless, (x) in the case of (I) clauses (i) and (ii) above with respect to any Grantor and (II) clauses (iii) and (iv) above with respect to any Grantor other than the US Borrower, (a) such Grantor provides written notice of such action or event not later than 30 days after the date of the occurrence thereof to the Administrative Agent and (b) not later than 40 days after the date of the occurrence of such action or event, such Grantor delivers to the Administrative Agent all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests in the United States as provided for herein and (y) in the case of clauses (iii) and (iv) above with respect to the US Borrower only, (I) the US Borrower provides written notice of such action or event not later than

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

20 days prior to the date of the occurrence thereof to the Administrative Agent and (II) not later than 10 days prior to the date of the occurrence of such action or event, such Grantor delivers to the Administrative Agent all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests in the United States as provided for herein.

Section 4.4 Pledged Collateral

(a) Such Grantor shall deliver to the Administrative Agent all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral) whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge Amendment), to the extent that a new Grantor is required to join this Agreement, an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 2 (Form of Joinder Agreement), or such other documentation acceptable to the Administrative Agent; provided that no Grantor shall be obligated to deliver to the Administrative Agent pursuant to this Section 4.4(a) (Pledged Collateral) physical possession of any certificate or note evidencing any Coleman IRB Bonds in an aggregate principal amount not to exceed $35,000,000 or any accompanying transfer documentation as otherwise required hereby. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Except as provided in Article V (Remedial Provisions) or in the Credit Agreement, such Grantor shall be entitled to receive all interest, income, dividends, distributions and other amounts payable in cash or other property paid in respect of the Pledged Collateral (other than additional Pledged Stock or Pledged Notes required to be physically delivered hereunder) permitted to be paid in accordance with the terms of the Loan Documents. To the extent that the US Borrower is required to make a prepayment under the Credit Agreement with respect to any money or property paid to such Grantor in respect of the Pledged Collateral, such Grantor shall hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations, until such money or property is paid or delivered to the Administrative Agent in accordance with the Credit Agreement.

(c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral in any material respect, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

(d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any material amount of Investment Property to any Person other than the Administrative Agent, other than to a Securities Intermediary pursuant to Article 8-106(e) of the UCC with respect to any Investment Property.

(e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. Each such Grantor that is an issuer of Pledged Collateral or a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent or its nominee and, upon the occurrence and during the continuance of an Event of Default, to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).

(f) Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any Stock or Stock Equivalent that is Pledged Uncertificated Stock into Stock or a Stock Equivalent that is Pledged Certificated Stock.

(g) Any loan or advance made by any Grantor to any Foreign Subsidiary of the US Borrower having a value in excess of $10,000,000 shall be evidenced by an Intercompany Note or other Instrument reasonably acceptable to the Administrative Agent.

Section 4.5 Accounts

During the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Accounts that are Collateral in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. From time to time at reasonable intervals designated by the Administrative Agent, each Grantor shall provide the Administrative Agent with a schedule of Accounts that are Collateral in form and substance acceptable to the Administrative Agent describing all Accounts that are Collateral created or acquired by such Grantor; provided, however, that such Grantor’s failure to execute and deliver any such schedule shall not affect or limit the Administrative Agent’s Lien on or other rights in and to any Accounts that are Collateral for the benefit of the Secured Parties.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Section 4.6 Delivery of Instruments and Chattel Paper

If any amount in excess of $10,000,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly notify the Administrative Agent thereof and upon the request of the Administrative Agent, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, instead of delivery thereof, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Barclays Bank PLC, as Administrative Agent”.

Section 4.7 Intellectual Property

(a) Such Grantor (either itself or through licensees) shall, with respect to each Trademark that is Material Intellectual Property (to the extent that it is Material Intellectual Property at the applicable time) and that is owned by such Grantor, (i) continue to use such Trademark in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall have or obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way except where such destruction, invalidation, impairment or harm is in the ordinary course of such Grantor’s business; except, in each case of (i) through (v) above, to the extent such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

(b) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property and that is owned by such Grantor may become forfeited, abandoned or dedicated to the public except where such forfeiture, abandonment or dedication could not reasonably be expected to result in a Material Adverse Effect.

(c) Such Grantor (either itself or through licensees) (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the registered Copyrights that are owned by such Grantor may become invalidated or otherwise impaired except where such invalidation or impairment could not reasonably be expected to result in a Material Adverse Effect, and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property may fall into the public domain except as could not reasonably be expected to result in a Material Adverse Effect.

(d) Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Material Intellectual Property may become

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

publicly available or otherwise unprotectable except as could not reasonably be expected to result in a Material Adverse Effect.

(e) Such Grantor (either itself or through licensees) shall not do any act that, to the knowledge of a Responsible Officer of such Grantor, uses any Material Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.

(f) Such Grantor shall notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same except as could not reasonably be expected to result in a Material Adverse Effect.

(g) Such Grantor shall take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings except as could not reasonably be expected to result in a Material Adverse Effect.

(h) In the event that, to the knowledge of a Responsible Officer of such Grantor, any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, and such infringement, misappropriation or dilution could reasonably be expected to result in a Material Adverse Effect, Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take commercially reasonable action in response to such infringement, misappropriation or dilution, including, if appropriate, promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions as may be appropriate in its commercially reasonable judgment under the circumstances to protect such Material Intellectual Property, except, in each case, to the extent that failure to take such action could not reasonably be expected to have a Material Adverse Effect.

(i) Unless otherwise agreed to by the Administrative Agent, with respect to each Trademark (a) that has been registered with the United States Patent and Trademark Office or for which an application is pending at such agency and is included in the Collateral and (b) that is material to a Material Brand and primarily used by or held for use in connection with a Material Brand (which as of the date hereof is the Material Registered Intellectual Property listed on Schedule 5(a)(i) (Intellectual Property)), such Grantor shall execute and deliver to the Administrative Agent for filing in the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), and with respect to each Copyright (y) that has been

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

registered with the United States Copyright Office and is included in the Collateral and (z) that is included in the Material Intellectual Property, such Grantor shall execute and deliver to the Administrative Agent for filing in the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement).

(j) Each Grantor agrees that should it obtain or otherwise acquire an ownership interest in any item of Intellectual Property that is not on the date hereof a part of the Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto. No later than the later of (i) sixty (60) days after the end of each fiscal quarter of the US Borrower (commencing with the fiscal quarter of the US Borrower ending June 30, 2011) and (ii) sixty (60) days after the date such After-Acquired Intellectual Property was acquired (or such later date and may be agreed to by the Administrative Agent), each Grantor shall give notice to the Administrative Agent identifying any Copyright or Trademark of the type set forth in Section 4.7(i) included in the After-Acquired Intellectual Property, and such Grantor shall execute and deliver to the Administrative Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Annex 3 (Form of Short Form Intellectual Property Security Agreement) or otherwise in form and substance satisfactory to the Administrative Agent (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

Section 4.8 Payment of Obligations

Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom that are required to be paid pursuant to applicable Law, as well as all valid claims of any kind (including claims for labor, materials and supplies) due and payable against or with respect to the Collateral, except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.9 Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence) as to which Grantor believes in good faith there exists the likely probability of recovery (including by way of settlement) of monetary relief in excess of $15,000,000, (i) such Grantor shall, subject to Section 6.14 (New Subsidiaries and Pledges) and in any event not later than 5 Business Days after the end of each fiscal quarter of the US Borrower, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 6 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provisions of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent,

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary for the Administrative Agent to obtain, for the benefit of the Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 6 (Commercial Tort Claims) delivered pursuant to this Section 4.9 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 6 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V REMEDIAL PROVISIONS

Section 5.1 Code and Other Remedies

During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. In connection with any such public or private sales, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable Attorney Costs, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by Law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Section 5.2 Accounts and Payments in Respect of General Intangibles

(a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, in each case, that are Collateral, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over to Administrative Agent). Until so turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Administrative Agent’s written request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, in each case, that are Collateral, including all original orders, invoices and shipping receipts.

(c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles, in each case, that are Collateral, or any thereof.

(d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible, in each case, that are Collateral.

(e) Upon the written request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify its Account Debtors that the Accounts or General Intangibles, in each case, that are Collateral, have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.

(f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3 Pledged Collateral

(a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request after the occurrence and during the continuance of an Event of Default and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.

Section 5.4 Proceeds to be Turned Over to Administrative Agent

Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Eligible Securities during the continuance of an Event of Default shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement or payment in full of the obligations.

Section 5.5 Registration Rights

(a) Upon the occurrence and during the continuance of an Event of Default, if the Administrative Agent shall determine to exercise its right to sell any of the Pledged Collateral pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Administrative Agent it is necessary to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall cause the issuer thereof (to the extent such issuer is a Grantor or a Subsidiary of a Grantor) to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Laws. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at Law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

Section 5.6 Deficiency

Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the Attorney Costs of any attorney(s) employed by the Administrative Agent or any other Secured Party (subject to the provisions of Section 10.04 of the Credit Agreement) to collect such deficiency.

Section 5.7 Gaming Authorizations

All rights, remedies and powers granted to the Secured Parties under this Agreement with respect to any Gaming Authorizations or any Collateral that is subject to regulation by any Gaming Law may be exercised only to the extent that the exercise thereof does not violate any applicable Gaming Laws or the terms of the applicable Gaming Authorizations, and then only to the extent that the required approvals (including any required prior approvals) are obtained from the requisite Gaming Authorities and any other requirements of Gaming Authorities are satisfied.

Section 5.8 Intellectual Property

During the continuance of an Event of Default, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article V and solely at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants, subject to the terms and conditions of any applicable agreements involving Intellectual Property to which it is a party, to the Administrative Agent an irrevocable (during the continuance of such Event of Default), non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Collateral constituting Intellectual Property now owned or hereafter developed, created, or acquired by such Grantor, wherever the same may be located; provided that in connection with any such license or sublicense of any Trademark, the Administrative Agent shall ensure that any goods or services sold under such Trademark by any such licensee or sublicense will be of comparable quality to the goods and services of the applicable Grantor sold under such Trademark immediately prior to such Event of Default. The foregoing license includes reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. The foregoing license shall be subject to any quality standards and quality control practices in effect by each applicable Grantor, with respect to its Trademarks, immediately prior to such Event of Default, and the Administrative Agent shall retain the confidentiality of any confidential information, including any trade secrets, included in such

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Collateral licensed under this Section 5.8 consistent with the practices in effect by each applicable Grantor, with respect to its confidential information, immediately prior to such Event of Default

ARTICLE VI THE ADMINISTRATIVE AGENT

Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or Section 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or

(v) (A) direct any Person liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its reasonable discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not, and is not authorized hereunder to, exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein during the continuance of an Event of Default, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Duty of Administrative Agent

The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 6.3 Authorization of Financing Statements

Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices in the United States as the Administrative Agent reasonably determines necessary to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.4 Authority of Administrative Agent

Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII MISCELLANEOUS

Section 7.1 Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 (Amendments, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement), respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Section 7.2 Notices

All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the US Borrower’s notice address set forth in Section 10.02 (Notices, Etc.).

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies

Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law.

Section 7.4 Successors and Assigns

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 7.5 Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 7.6 Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

Section 7.7 Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8 Entire Agreement

This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.10 Additional Grantors

If, pursuant to Section 6.14 (New Subsidiaries and Pledgors) of the Credit Agreement, the US Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

Section 7.11 Application of Gaming Regulations

(a) This Agreement is subject to Gaming Laws applicable to the US Borrower and its Subsidiaries with respect to Gaming Authorizations that the US Borrower and its Subsidiaries are required to hold in connection with their respective businesses. Without limiting the foregoing, each of the Lenders and the Secured Parties acknowledges that (i) it is subject to being called forward by the Gaming Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any provisions of Gaming Laws applicable to the US Borrower and its Subsidiaries with respect to Gaming Authorizations that the US Borrower and its Subsidiaries are required to hold in connection with their respective businesses, and only to the extent that required approvals (including any required prior approvals) are obtained from the requisite Gaming Authorities. Each of the Lenders and the Secured Parties agrees to cooperate with the Gaming Authorities in connection with the provision of such documents and other information as may be requested by such Gaming Authorities relating to the US Borrower and its Subsidiaries or to the Loan Documents. The provisions of this Section 7.11 shall apply mutatis mutandis to all existing Loan Documents.

(b) The US Borrower shall (x) use commercially reasonable efforts to obtain as promptly as possible the approval of the Mississippi Gaming Commission (the “Mississippi Gaming Commission Approval”) for the enforceability of Section 7.01 (Liens) of the Credit Agreement to the extent applicable to Bicycle, the United States Playing Card Company and

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

USPC Holding, Inc. and to the pledge of the equity interests of Bicycle, the United States Playing Card Company and USPC Holding, Inc. in accordance with the terms of this Agreement and (y) upon receipt of the Mississippi Gaming Commission Approval, be required to promptly, but in any event within 15 days after such date of receipt (as such date may be extended by the Administrative Agent in its sole discretion) to pledge, or cause to be pledged, the equity interests of Bicycle, the United States Playing Card Company and USPC Holding, Inc. in accordance with the terms of this Agreement.

(c) Notwithstanding any provision of this Agreement to the contrary, until the Mississippi Gaming Commission Approval has been received, none of the Equity Securities of any Gaming Subsidiary or any assets of any Gaming Subsidiary subject thereto shall be deemed to be subject to a Lien hereunder or be deemed to comprise part of the Collateral.

Section 7.12 Release of Collateral

(a) At the time provided in Section 9.11(b)(i) (Collateral and Guaranty Matters) of the Credit Agreement, the Collateral shall be automatically released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Secured Parties and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the Administrative Agent shall be directed or permitted pursuant to Section 9.11(b)(ii) or (iii) (Collateral and Guaranty Matters) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or otherwise Disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 9.11(b)(ii) or (iii) (Collateral and Guaranty Matters) of the Credit Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the US Borrower, shall execute and deliver to the US Borrower all releases or other documents, including UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the US Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or otherwise Disposed; provided, however, that the US Borrower shall have delivered to the Administrative Agent, at least (5) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the US Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

Section 7.13 Reinstatement

Each Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded,

PLEDGE AND SECURITY AGREEMENT

JARDEN CORPORATION

invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President, General Counsel and Secretary

JARDEN CORPORATION PLEDGE AND SECURITY AGREEMENT

ALLTRISTA PLASTICS LLC
AMERICAN HOUSEHOLD, INC.
AUSTRALIAN COLEMAN, INC.
BICYCLE HOLDING, INC.
BRK BRANDS, INC.
CC OUTLET, INC.
THE COLEMAN COMPANY, INC.
COLEMAN INTERNATIONAL HOLDINGS, LLC
COLEMAN WORLDWIDE CORPORATION
FIRST ALERT, INC.
HEARTHMARK, LLC
HOLMES MOTOR CORPORATION
JARDEN ACQUISITION I, LLC
JARDEN ZINC PRODUCTS, LLC
JT SPORTS LLC
K2 INC.
K-2 CORPORATION
KANSAS ACQUISITION CORP.
L.A. SERVICES, INC.
LASER ACQUISITION CORP.
LEHIGH CONSUMER PRODUCTS LLC
LOEW-CORNELL, LLC
MARKER VOLKL USA, INC.
MARMOT MOUNTAIN, LLC
MIKEN SPORTS, LLC
NIPPON COLEMAN, INC.
OUTDOOR TECHNOLOGIES CORPORATION
PENN FISHING TACKLE MFG. CO.
PURE FISHING, INC.
QUOIN, LLC
RAWLINGS SPORTING GOODS COMPANY, INC.
SEA STRIKER, LLC
SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
SI II, INC.
SITCA CORPORATION
SUNBEAM AMERICAS HOLDINGS, LLC
SUNBEAM PRODUCTS, INC.
THE UNITED STATES PLAYING CARD COMPANY
USPC HOLDING, INC.

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Vice President

JARDEN CORPORATION PLEDGE AND SECURITY AGREEMENT

BARCLAYS BANK PLC
as Administrative Agent

By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

JARDEN CORPORATION PLEDGE AND SECURITY AGREEMENT